Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-191598 on Form S-8 of our report dated March 14, 2022, relating to the financial statements of Sisecam Resources LP appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP
Atlanta, Georgia
March 31, 2023